UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2016

Commission file number 001-32511
______________________

IHS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13‑3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)
(303) 790-0600

(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 6, 2016, IHS Inc. (the “Company” or “we” or “us” or “our”) held its Annual Meeting of Stockholders in Englewood, Colorado. At that meeting, the stockholders considered and acted upon four proposals pursuant to the Notice of Annual Meeting of Stockholders and as described in more detail in the Company’s definitive proxy statement dated February 24, 2016 (the "Proxy Statement"). Of 67,402,207 shares eligible to vote as of February 12, 2016 (the "Record Date"), the holders of record of 60,158,948 shares were present at the meeting either in person or by proxy.

Proposal No. 1: Election of Directors. By the vote described below, the stockholders elected the following individuals as directors for three-year terms ending in 2019:

Director	For	Against	Abstain	Broker Non-Votes
Roger Holtback	56,602,616	922,940	18,159	2,615,233
Jean-Paul Montupet	56,110,062	1,377,200	56,453	2,615,233
Deborah Doyle McWhinney	57,198,508	340,784	4,423	2,615,233

Proposal No. 2: Ratification of the Appointment of Independent Registered Public Accountants. By the vote described below, the stockholders ratified the appointment of Ernst & Young LLP as our independent registered public accountants:

For	Against	Abstain	Broker Non-Votes
59,598,400	558,177	2,371	N/A

Proposal No. 3: Approval of the Material Terms Providing for Performance-Based Compensation under the Amended and Restated IHS Inc. 2004 Long-Term Incentive Plan. By the vote described below, the stockholders approved the material terms providing for performance-based compensation under the Amended and Restated IHS Inc. 2004 Long-Term Incentive Plan:

For	Against	Abstain	Broker Non-Votes
55,965,103	1,564,528	14,084	2,615,233

Proposal No. 4: Advisory Vote to Approve Executive Compensation. By the vote described below, the stockholders approved (on an advisory, nonbinding basis) the compensation of our named executive officers as disclosed in the proxy statement:

For	Against	Abstain	Broker Non-Votes
55,023,998	2,440,250	79,467	2,615,233

As approved by our stockholders at our 2011 Annual Meeting, and as approved by our Board of Directors, we will continue holding this advisory vote on an annual basis until the next required advisory vote on the frequency of such stockholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: April 11, 2016	By:	/s/ Stephen Green
Stephen Green Executive Vice President, Legal and Corporate Secretary